UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2025
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BigBear.ai Holdings, Inc.
(Exact name of Registrant as Specified in its Charter)
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Delaware	001-40031	85-4164597
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

7950 Jones Branch Drive, First Floor, North Tower
McLean, VA 22102
(Address of principal executive offices) (Zip Code)
(410) 312-0885
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common stock, $0.0001 par value	BBAI	New York Stock Exchange
Redeemable warrants, each full warrant exercisable for one share of common stock at an exercise price of $11.50 per share	BBAI.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2025, Julie Peffer, Chief Financial Officer, notified BigBear.ai Holdings, Inc. (“BigBear” or the “Company”) of her intention to pursue other opportunities outside of the Company. Ms. Peffer’s departure is not related to any financial or accounting issue or any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On June 6, 2025, Sean R. Ricker was appointed acting Chief Financial Officer on an interim basis until the Company appoints a permanent replacement.

Mr. Ricker, age 38, has served as the Company’s Chief Accounting Officer since August 2022 and will step down from that role effective June 6, 2025. He had previously served as Corporate Controller since April 2021. Prior to that, Mr. Ricker was a Director at MorganFranklin Consulting (now Highspring) from 2019 - 2021.

In connection with Mr. Ricker’s election as Chief Financial Officer and pursuant to an offer letter, dated June 6, 2025 (the “Offer Letter”), Mr. Ricker will be entitled to the following compensation: (i) an annualized base salary of $378,298.72; and (ii) a retention award with a target value at grant date of $150,000.00, to be awarded in the form of Restricted Stock Units, which shall vest as follows: 50% on June 6, 2026, and 50% on June 6, 2027. As the Chief Accounting Officer, Mr. Ricker previously signed the Company’s standard indemnification agreement.

As part of Ms. Peffer’s departure and pursuant to the BigBear.ai LLC Executive Severance Program (the “ESP”), Ms. Peffer will be entitled to receive the following payments and benefits, in each case, less all applicable taxes, withholdings and authorized or required deductions, subject to her timely execution of a separation agreement and general release (the “Separation and Release Agreement”): (i) a payment of $840,000, which is equivalent to Ms. Peffer’s base salary for a period of twelve months plus one times her Target Annual Bonus as defined in the ESP, paid as salary continuation on the Company’s regular payroll schedule; and (ii) a lump sum payment of approximately $7,350.96, which is equivalent to twelve months of the employer share of health and welfare premiums for plans in which Ms. Peffer was enrolled as of the separation date (collectively, the “Severance Benefits”). In exchange for the Severance Benefits, Ms. Peffer will agree to a release of claims in favor of the Company and reaffirmation of her commitment to comply with her existing restrictive covenant obligations.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the complete text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.

On June 6, 2025, the Company issued a press release with respect to the management changes described in Item 5.02 of this Current Report on Form 8-K. The press release is included in this report as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01 Financial Statements Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Offer Letter, dated as of June 6, 2025 between BigBear.ai Holdings, Inc. and Sean R. Ricker
99.1	Press release dated June 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 6, 2025

BIGBEAR.AI HOLDINGS, INC.

By:	/s/ Sean Ricker
Name:	Sean Ricker
Title:	Chief Financial Officer